Exhibit 99.1

NN, Inc.
6210 Ardrey Kell Road
Charlotte, NC 28277

FOR IMMEDIATE RELEASE

NN, INC. NAMES MIKE FELCHER AS CHIEF FINANCIAL OFFICER

Charlotte, N.C., June 15, 2021 – NN, Inc. (NASDAQ: NNBR), a diversified industrial company, today named Mike Felcher as Senior Vice President and Chief Financial Officer effective July 1, 2021. Mr. Felcher will be assuming the CFO role from Tom DeByle, who will be retiring from his current role but will remain with the Company until June 30, 2021, to ensure a smooth transition.

“We want to thank Tom for his significant contributions to the transformation of NN and wish him well in retirement. In just two short years, he helped us through the deleveraging event that led to the divestment of the Life Sciences business, played a critical role in finalizing our recent refinancing, and led the remediation of our material weaknesses,” commented Warren Veltman, NN President and Chief Executive Officer. “As Mike transitions into his new role, we have confidence in his ability to leverage the breadth of his prior experience, as well as the knowledge of our company gained during his tenure with NN as our Chief Accounting Officer.”

Thomas Wilson, NN Audit Committee Chairman, added, "We would like to thank Tom for his invaluable leadership since joining the Company and wish him well in retirement. His efforts over the past two years have helped position us for future growth and success."

Tom DeByle, NN’s outgoing Chief Financial Officer, said, “I am extremely proud of our team’s focus and successful accomplishments since joining the Company in 2019. Collectively, we transitioned NN’s business, while establishing a strong financial foundation to support the Company’s long-term growth. Additionally, I want to express my confidence in Mike as my successor and overall leader within the organization. Our close working relationship will enable a seamless transition as he assumes the CFO role.”

Mr. Felcher added, "I am excited to extend Tom’s record of successful leadership within NN’s finance team, and I look forward to working with Warren to execute on our strategic growth and financial objectives to accomplish our 2025 revenue and margin goals."

Mr. Felcher has served as NN’s Chief Accounting Officer since June 2018. Prior to joining the Company, he served as the Vice President, North America Chief Financial Officer for JELD-WEN, Inc., a publicly held, global manufacturer of doors and windows, from 2013 to 2017. Before assuming his role at JELD-WEN, Inc., Mr. Felcher served as a Director of Finance for United Technologies Corp. following its acquisition of Goodrich Corporation in 2012. He also previously served in a variety of finance roles at Goodrich and began his career at PricewaterhouseCoopers in Boston. Mr. Felcher is a licensed CPA and holds a Bachelor of Science, Accountancy from Bentley University and a Master of Business Administration from Wake Forest University.

About NN, Inc.
NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 32 facilities in North America, Europe, South America, and China.
Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, the impacts of the coronavirus (COVID-19) pandemic on the Company’s financial condition, business operations and liquidity, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:

Mike Danehy, CPA
Investor Relations Contact
Mike.Danehy@nninc.com
(980) 264-4312
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